Exhibit 99.5

Consent of Director or Director Nominee

The undersigned hereby consents to being named as a director or prospective director in the Registration Statement on Form S-1, and any and all amendments and supplements thereto, of NV5 Holdings, Inc., or any other filings or communications with the Securities and Exchange Commission or any applicable stock exchange, and to the filing of a consent as an exhibit to the Registration Statement.

Dated: March 6, 2012

/s/ William D. Pruitt
(Signature)

William D. Pruitt
(Typed or Printed Name)